EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Brunswick Technologies, Inc.:


     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP


Boston, Massachusetts
November 5, 1996